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                                                                   EXHIBIT 10.34

                             DISTRIBUTION AGREEMENT
                             ----------------------

     THIS AGREEMENT, effective as of February 1, 1994, entered into by and between Film Roman, Inc. ("Producer"), 12020 Chandler Boulevard, Suite 200, North Hollywood, California 91607, and Taurus Film GmbH & Company ("Distributor"), Robert-Burkle-Strasse 2, 85737 Ismaning, Federal Republic of Germany, and with respect to the production, delivery and license of certain animated productions created by Producer, is as follows:

     In consideration for the mutual covenants contained herein, Producer and Distributor agree as follows:

     1. Subject Matter: The subject matter of this Agreement are Productions. As used herein, "Productions" means the animated television series (and all episodes thereof) actually developed, produced, distributed or otherwise controlled by Producer that are based on the character "Felix the Cat", and are intended for initial United States network broadcast as a Saturday morning program.

     2. Grant of Rights: Producer hereby licenses to Distributor the exclusive right within the Territory and during the Term hereof to exploit Productions by all means of television exhibition and home video devices. All rights not specifically granted herein are hereby retained by Producer, including without limitation the right to independently exploit elements contained within Productions (e.g., music publishing rights, sound recording rights).

     As used herein, "television exhibition" shall include traditional pay and free television transmitted via Hertzian waves, coaxial cable, or satellite. As used herein, "home video device" means a device rented or sold to the viewer intended only for viewing Productions embodied therein in private living accommodations where no admission fee is charged for such viewing, and does not include the public performance, diffusion, exhibition or broadcast of Productions embodied on the video device. Notwithstanding the foregoing, "television exhibition" and "home video device" shall not include exhibition via computer technology and other new technologies, where a significant characteristic of such presentation is consumer interactivity, non-linear programming, or the use of computer information, storage, retrieval, management techniques and technology capable of consumer interactivity, or which may be received by end users on optical or magnetic disks through interactive television or through any other technology hereafter developed, including by means of electronic delivery; provided, however, if such use is exclusively linear in nature, whether by CD-ROM, or any other device, such use shall be deemed a method of "television exhibition" (if transmitted) or "home video device" (if recorded on tangible media).

     In the event that Producer desires to enter into an agreement with a third party for the worldwide distribution of video devices embodying a Production, Producer shall be entitled to retain and license such rights for the Territory, subject only to Producer's good faith negotiation with Distributor of an appropriate reduction of the license fee set forth hereunder; provided, however, that
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Producer shall not be entitled to retain and license the right to distribute video devices embodying the German language version of a Production without the express approval of Distributor.

     3. Territory: Distributor's exclusive territory (the "Territory"), unless modified according to paragraph 6 hereunder to exclude the Retained Territory and/or the Sub-Agent Territory, shall include Germany, France, Spain, Italy, Portugal, Greece, Belgium, Netherlands, Switzerland, Austria, Luxembourg, Lichtenstein, Denmark, Norway, Sweden, Finland, Iceland, Greenland, Czech Republic, Slovak Republic, Poland, Romania, Bulgaria, Hungary, Yugoslavia, Bosnia, Croatia, Macedonia, Albania, Andorra, Monaco, San Marino, and Vatican City.

     4. License Term: The term of the license of Productions licensed under this Agreement (the "Term") shall commence on the date hereof and shall continue for a period equal to twenty-two and one-half (22-1/2) years from delivery to Distributor of the initial episode of the Productions. Notwithstanding the foregoing, the Term shall be extended one (1) year for each subsequent season that the Production is produced, such extension not to exceed four (4) years.

     During the final year of the Term, and for a thirty day period, Producer shall afford Distributor the first opportunity to negotiate for the license of rights granted hereunder. In the event that Producer and Distributor do not reach an agreement in connection therewith, Producer shall be entitled to negotiate with third parties for the license of such rights. If Producer desires to enter into an agreement with a third party for the license of such rights on terms less favorable to Producer than last offered by Distributor, Producer shall not enter into such agreement unless Producer has first informed Distributor of the terms of such offer and, within thirty days, Distributor has agreed to license such rights on the terms last offered by Distributor.

     5. Audiovisual License Fee: Distributor shall pay Producer a license fee of One Hundred Fifteen Thousand Dollars ($115,000) per half-hour episode of the Production, in consideration of Producer's license to Distributor of home video rights and television exhibition rights, as defined herein.

     Notwithstanding the foregoing, Producer shall have the option (the "Territory Retention Option"), exercisable at any time prior to delivery of the initial episode of the Production, to retain the rights otherwise granted hereunder for either the territory of Spain or all French-speaking European territories, the designated territory being deemed the "Retained Territory". In the event that Producer exercises the Territory Retention Option, Producer shall be entitled to the license fees set forth above, less Fifteen Thousand Dollars ($15,000) per episode produced according to such scenario. In the event that Producer exercises the Territory Retention Option, Producer shall have the further option (the "Sub-Agency Option") of acting as the sub-agent of Distributor in the territory/territories (the "Sub-Agent Territory") for which Producer did not exercise the Territory Retention Option (i.e., Spain or the French-speaking European territories). If Producer exercises the Sub-Agency Option, Producer shall retain sole approval over the terms of license of Productions subject to the Sub-Agency Option, provided that Producer consult with Distributor.
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     In the event Producer exercises both the Territory Retention Option and the
Sub-Agency Option, Producer shall be entitled to the license fees set forth above, less Twenty Thousand Dollars ($20,000) per episode of Productions produced according to such scenario. In addition thereto, Producer shall be further entitled to (i) twenty-five percent (25%) of the gross proceeds from the license in the Sub-Agent Territory during the Term of Productions subject to the Sub-Agency Option, (ii) recoupment of dubbing or subtitling costs incurred by Producer in connection with such Productions, and (iii) fifty percent (50%) of the remaining revenues from the license of such Productions during the Term.
The balance of revenues from the license during the Term of Productions subject to the Sub-Agency Option shall be payable to Distributor.

     The episodic license fees set forth above shall increase, cumulatively, by four percent (4%) during each broadcast year of the Term, calculated according to the date on which Producer commits to produce a given episode of the Productions. For example:

      Commitment Date        License Fee
      ---------------        -----------

     September 1, 1994         $115,000
      through August 31,
      1995

     September 1, 1995         $119,600
      through August 31,
      1996

     September 1, 1996         $124,384
      through August 31,
      1997

     September 1, 1997         $129,359
      through August 31,
      1998

     For purposes of clarification, Distributor shall be obligated to pay Producer the episodic license fees set forth above for each and every episode of a given Production, regardless of when ordered by a third party broadcaster or produced by Producer. The foregoing license fees shall be paid, on an episode by episode basis, by Distributor pursuant to a cash flow schedule prepared by Producer, and according to the following events and percentages:

     Notice to Distributor of Producer's  35%
      commitment to produce episodes of
      a given Production

     Shipment of storyboards to overseas  35%
      studios

     Delivery and acceptance              30%
      of materials

Notwithstanding the foregoing, Distributor agrees to promptly review delivered materials and inform Producer of Distributor's acceptance thereof and, in no event, will Distributor's acceptance be deemed to have occurred later than four weeks after Producer's
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delivery of the delivery materials to Distributor.

     6. Producer's Representations and Warranties: Produce warrants and agrees as follows:

          a. the Productions licensed hereunder are new and original and have not heretofore been distributed or otherwise exploited in any part of the Territory;

          b. that Producer has the full right, power and authority to enter into and perform under this Agreement, and that Producer now owns all rights granted to Distributor pursuant to this Agreement;

          c. that at the time of completion of Productions, Producer shall own or have good and sufficient licenses from the owners of all literary, dramatic and musical materials contained in Productions, or upon which Productions are based, to the extent required to enable Distributor to exploit the rights granted hereunder;

          d. that Producer will not during the Term of this Agreement, negotiate or enter into distribution agreements for Productions in the Territory, and Producer will refer all inquiries therefor to Distributor; and

     7. Delivery of Materials; Laboratory Access Letter: Producer shall deliver to Distributor the materials identified in Exhibit A attached hereto, promptly upon Producer's completion of an episode of a given Production. Producer will supply Distributor with a laboratory access letter, in customary form, granting Distributor access to a complete set of masters of Productions that may be required to enable Distributor to sufficiently exploit the rights granted hereunder. Upon expiration of the Term, or earlier termination of this Agreement, Distributor shall (at Producer's cost and expense) immediately return to Producer all materials retained by Distributor in connection with the Productions, including but not limited to, all devices utilized in connection with the home video exhibition of Productions, all prints and pre-print materials of Productions, subtitled or subtitling materials, soundtracks, and all other materials manufactured, created or procured by or for Distributor hereunder. Alternatively, and at Producer's option, Producer may require Distributor to destroy any or all of the materials retained by Distributor in connection with the Productions.

     8. Editing; Promotional Materials: All Productions and trailers thereof supplied by Producer shall be exhibited in their original continuity, without change, alteration, interpolation, cut or elimination. Furthermore, no other audiovisual productions or other material (including advertisements) shall be embodied in or included on any video devices embodying Productions, without the express consent of Producer, and subject to any editing rights of third parties of which Producer has informed Distributor. Distributor may alter Productions for the following purposes only, subject to Producer's approval and only to the minimum extent necessary for such purposes:
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          (a)  adding a foreign title;

          (b)  dubbing or subtitling; and

          (c) conforming Productions to the standards required for free and/or pay television exhibition of Productions hereunder, provided that such Productions shall not be substantially altered for such purpose.

Notwithstanding the foregoing, to the extent Distributor is required by a third party to change, alter, interpolate, cut or eliminate any aspect of an episode of a Production as a contingency of entering into an agreement for the distribution or broadcast of the Production episode in the third party's territory, Distributor is entitled to authorize such alteration as long as such alteration will not affect the artistic substance of the respective Production. Any credit, trademark, trade name, symbol or copyright notice included in the Productions should not be eliminated or altered in any manner. Further, in no event may the music embodied in Productions delivered hereunder be eliminated or altered without the approval of Distributor, not to be unreasonably witheld.

     To the extent Distributor alters Productions according to the terms hereunder, Distributor warrants that any alteration or addition of material to such Productions shall not infringe upon the rights of any other person or entity, including the person's or entity's rights of privacy, copyright, trademark or publicity.

     Distributor and Producer may, at their sole cost and expense, make dubbed or subtitled foreign language versions of Productions; provided, however, that each party shall at all times have access to and the right to exploit all subtitled or dubbed materials created by the other party, subject to a good faith negotiation for the reimbursement of expenses incurred in the replication of master recordings embodying such foreign language versions and dubbing expenses, and in consideration of the value of use to the requesting party.

     Producer and Distributor shall make available to each word other promotional materials created by each party (e.g., electronic press kits), subject to good faith negotiation for the sharing of expenses incurred in connection with the creation of such materials; provided, however, that promotional materials created by Distributor shall conform to the standards employed by Producer for the creation of comparable materials.

     9. Collection Societies; Residuals: In connection with Distributor's exploitation of rights granted hereunder, Distributor shall pay all royalties and license fees customarily collected by rights societies (e.g., GEMA, AGICOA) pursuant to the laws of the Territory, including but not limited to payments for the public performance of sound recordings and musical compositions, sales of video devices, etc. If and as far as Producer shall, due to an exploitation of the original English language version by Distributor in the Territory, be obliged to pay residuals under the Screen Actors Guild Collective Bargaining Agreement, the respective amounts shall be reimbursed to Producer by Distributor.

     10.  Statements and Payments:  Distributor shall maintain
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books and records which shall reflect all revenues derived from exploitation of merchandising rights granted hereunder. Distributor shall render to Producer, within forty-five (45) days of each calendar quarter, an accounting reflecting revenues received pursuant to each merchandising agreement entered into by Distributor, accompanied by Producer's share of revenues owing pursuant to this Agreement. Producer shall have the right, at its own expense, to examine the books and records of Distributor pertaining to accountings to be rendered hereunder, upon reasonable notice to Distributor and in such manner as not to interfere with Distributor's normal business activity.

     In the event that Producer acts as the sub-agent of Distributor in the Sub-Agent Territory, as set forth above, Producer shall account to Distributor on the same basis as Distributor accounts to Producer hereunder, in connection with revenues derived by Producer from the Sub-Agent Territory.

     Simultaneous with accountings rendered hereunder, Distributor shall submit information specifying the exploitation of rights granted hereunder, specifically the consumers/licensees of Productions, sales/license fee information, deal terms, etc.; provided, however, that any information relating to the exploitation of audiovisual rights in Germany shall not include license fee information.

     11. Mutual Indemnity: Producer and Distributor will at all times defend, indemnify and hold harmless each other and their officers, agents, employees, attorneys and assignees, from and against any and all claims, damages, liabilities, costs and expenses, including but not limited to reasonable attorneys' fees arising out of any breach by a party of any representation, warranty or agreement made pursuant to this Agreement.

     12. Governing Law; Jurisdiction: All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of California. Producer and Distributor expressly agree that jurisdiction over any dispute between them with respect to this Agreement shall be brought only in federal or state courts located in Los Angeles County, California.

     13. Notices: Except as otherwise provided herein, any notice or statement required or desired to be given hereunder by one party to the other shall be in writing and sent by mail, postage pre-paid, or by telecopy, to the address specified above, or as otherwise specified, and the date of receipt of such mailing or facsimile shall be deemed the date of such notice or statement.

     14. More Formal Document: The parties hereto agree to jointly prepare and execute a more formal document incorporating the provisions set forth above. Until the execution thereof, this document shall be deemed a valid and binding agreement.
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          IN WITNESS HEREOF, Producer and Distributor have executed this
Agreement as of the date set forth above to constitute a binding contract between them.

                                    FILM ROMAN, INC. ("Producer")


                                    By: /s/Authorized Signatory
                                       ----------------------------
                                         Its Authorized Signatory

                                    TAURUS FILM GMBH & COMPANY
                                    ("Distributor")


                                    By: /s/Authorized Signatory
                                       ----------------------------
                                         Its Authorized Signatory
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                                   EXHIBIT A

                               DELIVERY MATERIALS
                               ------------------

     Producer shall deliver to Distributor, on loan, a DCT Master or D2 Master of each episode of a Production in the original English language version. The delivery of the material of all episodes shall be completed in a timely fashion. During the Term, Producer shall always, at laboratory cost to be promptly paid by Distributor, provide Distributor with additional materials upon Distributor's request.

     In addition, Producer shall deliver and transfer ownership of the following materials to Distributor free of charge:

     -    lists of dialogues resp. comments
     -    lists of the titles of the episodes
     -    synopses
     -    music cue sheets
     - advertising, press and photographic material in the quantities customary in the trade (at least 1 set of black-and-white photos or transparencies with various motifs)
     -    list of cast resp. contractual credit obligations.

     The shipping charges, including possible customs duties, with regard to the delivery of materials pursuant to the foregoing paragraphs shall be borne by Distributor.

     Producer guarantees that the quality of the material to be delivered hereunder is suitable for transmission in compliance with the technical standards of German television stations.